INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-21141 of Carson, Inc. on Form S-8 of our report dated March 7, 1997, appearing in this Annual Report on Form 10-K of Carson, Inc. for the transition period from April 1, 1996 to December 31, 1996.


DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 26, 1997